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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            ARBINET-THEXCHANGE, INC.
                            (A Delaware Corporation)

                                    ARTICLE I
                                  Stockholders

          Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors (the "Board").

          Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date of each year and at such time as shall be designated from time to time by the Board. At each annual meeting, the stockholders shall elect a Board by plurality vote and transact such other business as may be properly brought before the meeting.

          Section 3. Special Meeting. Special meetings of the stockholders may only be called by the Board.

          Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board to each stockholder entitled to vote at the meeting at least ten (10), but not more than sixty (60), days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

          Section 5. Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

          Section 6. Voting. At any meeting of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the Corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters, other than the election of directors, brought before any meeting of the stockholders shall be decided by a vote of a majority in interest of the stockholders of the Corporation present in person or by proxy at such meeting and voting thereon, a quorum being present. There shall be no cumulative voting.

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          Section 7. Inspectors of Election. The Board, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

          Section 8. Chairman of Meeting. The Chairman of the Board or, in his absence, the President shall preside at all meetings of the stockholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.

          Section 9. Secretary of Meetings. The Secretary shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

          Section 10. Action By Written Consent. Any action required or permitted to be taken at any meeting of the stockholders of the Corporation may be taken without a meeting if a written consent thereto is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the stockholders of the Corporation at which all shares entitled to vote thereon were present and voted and such written consent is filed with the minutes of the proceedings of the stockholders of the Corporation. Such action shall have the same force and effect as the similar vote of the stockholders of the Corporation at an annual or special meeting.

                                   ARTICLE II
                               Board of Directors

          Section 1. Number of Directors. The Board shall consist of nine (9) members; provided, however, that such number may from time to time be increased or decreased by the Board or by the stockholders.

          Section 2. [Intentionally Omitted.]

          Section 3. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date on which, in the immediately preceding calendar year, the annual meeting of stockholders for such year was held (provided that if the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the

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meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name and address of such person, and (ii) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee as to serving as a director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear at the meeting to bring such nominations before the meeting and (c) a description of all arrangements or understandings between the stockholder and each nominee. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 3. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          Section 4. Election of Directors. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected.

          Section 5. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 6. Vacancies, Whenever any vacancy shall occur in the Board by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, for the balance of the term, or, if the Board has not filled such vacancy, it may be filled by the stockholders.

          Section 7. First Meeting. The first meeting of each newly elected Board, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

          Section 8. Regular Meetings. Regular meetings of the Board, other than the first meeting, may be held without notice at such times and places as the Board may from time to time determine.

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          Section 9. Special Meetings. Special meetings of the Board may be called by order of the Chairman of the Board, the President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three (3) days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four (24) hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

          Section 10. Place of Conference Call Meeting. Any meeting at which one or more of the members of the Board or of a committee designated by the Board shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

          Section 11. Organization. Every meeting of the Board shall be presided over by the Chairman of the Board or, in his absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

          Section 12. Quorum; Vote. A majority of the directors then in office (but in no event less than one-third of the total number of directors) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present. There shall be no cumulative voting.

          Section 13. Removal of Directors. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

          Section 14. Action By Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

          Section 15. Compensation. No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors' fees, compensation and reimbursement for expenses for attendance at directors' meetings, for serving on committees and for discharging their duties; provided that nothing

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herein contained shall be construed to preclude any director from serving the
Corporation in any other capacity and receiving compensation therefor.

          Section 16. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have any power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws; and unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee shall keep written minutes of its meetings and report the same to the Board when required.

          In the absence of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may appoint another member of the Board to act at the meeting in the place of such absent member.

          A majority of the members, or replacements thereof, of any such committee shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the members, or replacements thereof, of any such committee shall be regarded as the act or decision of the entire committee.

                                   ARTICLE III
                                    Officers

          Section 1. General. The Board shall elect the officers of the Corporation, which shall include a President, a Secretary and a Treasurer and such other or additional officers (including, without limitation, a Chairman of the Board, one or more Vice-Chairmen of the Board, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers) as the Board may designate.

          Section 2. Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board.

          Section 3. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board. Unless otherwise ordered by the Board after the adoption of these By-Laws,

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the Chairman of the Board or, when the office of Chairman of the Board is vacant, the President shall be the chief executive officer of the Corporation.

          Section 4. Power to Vote Stock. Unless otherwise ordered by the Board, the Chairman of the Board and the President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE IV
                                  Capital Stock

          Section 1. Certificates of Stock. Certificates for stock of the Corporation shall be in such form as the Board may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

          Section 2. Transfer of Stock. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

          Section 3. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

          Section 4. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

          Section 5. Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

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          Section 6. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          Section 7. Representation Of Shares Of Other Corporations. The President or any Vice President and the Secretary or any Assistant Secretary of the Corporation are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

                                    ARTICLE V
                                  Miscellaneous

          Section 1. Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and state of incorporation.

          Section 2. Fiscal Year. The Board shall have power to fix, and from time to time to change, the fiscal year of the Corporation.

                                   ARTICLE VI
                                    Amendment

          The Board shall have the power to make, alter or repeal these By-Laws subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board.

                                   ARTICLE VII
                                 Indemnification

          The Corporation shall indemnify any director, officer, employee or agent of the Corporation to the full extent permitted by law.

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